CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of 51149, Inc., for the Quarter Ending July 31, 2005, I, Scott Raleigh, Chief Executive Officer and Chief Financial Officer of 51149, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.      Such Quarterly Report on Form 10-QSB for the period ending July 31, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.      The information contained in such Quarterly Report on Form 10-QSB for the period ended July 31, 2005, fairly represents in all material respects, the financial condition and results of operations of 51149, Inc.

Dated: September 12, 2005

51149, INC.

By:	/s/ Scott Raleigh Chief Executive Officer and Chief Financial Officer